UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	333-192331	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.01 regarding the acquisition of a 30-acre resort property, containing a 491-room hotel, a 36,000 square foot conference center, a 187-unit recreational vehicle campground and a 1,060-foot pier is incorporated herein by reference. The information in this Report set forth under Item 2.03 regarding the financing of the resort by the joint venture is incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Springmaid Beach Resort
On December 30, 2014, KBS Strategic Opportunity REIT II, Inc., (the “Company”), through a joint venture (“Springmaid Property JV”) between the Company’s indirect wholly owned subsidiary and IC Myrtle Beach Holdings LLC (the “JV Partner”), acquired a 30-acre property, containing a 491-room hotel, a 36,000 square foot conference center, a 187-unit recreational vehicle campground and a 1,060-foot pier located at 3200 S. Ocean Boulevard, Myrtle Beach, South Carolina (the “Springmaid Beach Resort”) from Leroy Springs & Company, Inc. Neither the JV Partner nor the seller is affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor.
The Company owns a 90% equity interest in the joint venture. The Company is the managing member of the joint venture in the manner set forth in the limited liability company agreement of the joint venture. Income, losses and distributions are generally allocated based on the members’ respective equity interests. Additionally, in certain circumstances described in the joint venture agreement, the Company and the JV Partner may be required to make additional capital contributions to the joint venture, in proportion to the members’ respective equity interests.
The purchase price of the Springmaid Beach Resort was $40.0 million plus closing costs.  The joint venture funded the acquisition of the Springmaid Beach Resort with funds contributed to the joint venture by its members and with proceeds from the Springmaid Beach Resort Mortgage Loan (described below). The Company funded its contribution to the joint venture with proceeds from its now terminated private offering.
The Springmaid Beach Resort’s primary hotel towers were built in 1992, 1995 and 2001. The Company intends to brand the hotel a DoubleTree by Hilton and expects to make significant renovations or improvements to the Springmaid Beach Resort in connection with such branding.
Leasing and Management of the Springmaid Beach Resort
In connection with the acquisition of the Springmaid Beach Resort, Springmaid Property JV entered a lease agreement for the hotel portion of the Springmaid Beach Resort, which includes the resort and conference center, with a joint venture (“Springmaid Operations JV”) between the Company’s indirect wholly owned subsidiary which the Company has elected to treat as a TRS and the JV Partner.
As with Springmaid Property JV, the Company owns a 90% equity interest in Springmaid Operations JV and are the managing member of the joint venture in the manner set forth in the limited liability company agreement of the joint venture. Income, losses and distributions are generally allocated based on the members’ respective equity interests. Additionally, in certain circumstances described in the joint venture agreement, the Company and the JV Partner may be required to make additional capital contributions to Springmaid Operations JV, in proportion to the Company’s equity interests.
The lease agreement provides for a five-year term with the right for Springmaid Operations JV to extend the term of the lease for up to three additional terms of three years each; provided, however, that Springmaid Property JV has the right to terminate the lease upon the sale of the Springmaid Beach Resort or any members of Springmaid Property JV buying out any other member, as well as upon the occurrence of an event of default under the lease agreement. Pursuant to the lease agreement, Springmaid Operations JV will pay to Springmaid Property JV, on a monthly basis, an annual basic rent equal to $3,205,000 for 2014 and 2015. The annual basic rent will be adjusted as set forth in the lease agreement beginning in 2016 as well as prorated for any partial years. In addition to annual basic rent, Springmaid Operations JV will pay a monthly percentage rent to Springmaid Property JV equal to (i) an agreed percentage of year-to-date gross revenue that exceeds certain annual threshold amounts, less (ii) all prior percentage rent payments. Springmaid Operations JV is also required to establish and fund a repairs and replacement reserve for the periodic refurbishment, replacements and non-routine repairs of all tangible personal property owned by Springmaid Property JV. The reserve is a percentage (ranging from 1% to 4%) of gross receipts as set forth in the lease agreement. In addition, the lease agreement requires Springmaid Operations JV to pay all income taxes, rent, and all costs and expenses and utility and other charges incurred in the operation of the Springmaid Beach Resort.
Springmaid Operations JV has entered a management agreement with Doubletree Management LLC, an independent third-party hotel operator (the “Operator”) pursuant to which the Operator will manage and operate the Springmaid Beach Resort and the hotel will be branded a DoubleTree by Hilton on or before September 30, 2016, subject to the completion of certain property improvement requirements.

The management agreement requires the Company to maintain a minimum working capital reserve for the Springmaid Beach Resort. In addition, Springmaid Property JV is responsible for providing funds to meet the cash needs for the hotel operations if at any time the funds available from hotel operations are insufficient to meet the financial requirements of the hotel. The management agreement expires on December 31 of the 20th full year following the date on which the hotel begins operations under the Doubletree by Hilton name (the “Brand Commencement Date”). Upon mutual agreement, the parties may extend the term of the agreement for two successive periods of five years each. If an event of default occurs and continues beyond any applicable notice and cure periods set forth in the management agreement, the non-defaulting party generally has, among other remedies, the option of terminating the management agreement upon written notice to the defaulting party with no termination fee payable to the Operator. In addition, the Company has the right to terminate the management agreement without the payment of a termination fee if the manager fails to achieve certain criteria relating to the performance of the hotel for any two consecutive years following the Brand Commencement Date. Under certain circumstances following a casualty or condemnation event, either party may terminate the management agreement provided the Operator receives a termination fee an amount equal to two years of the base fee.  Also, the Operator may terminate the management agreement if the Brand Commencement Date is delayed beyond September 30, 2016 and is entitled to a termination fee equal to $452,000.  The Company is permitted to terminate the management agreement upon a sale, lease or other transfer of the Springmaid Beach Resort any time after January 1, 2017 so long as the buyer is approved for, and enters into a DoubleTree by Hilton franchise agreement for the balance of the agreement’s term. Finally, the Company is restricted in its ability to assign the management agreement upon a sale, lease or other transfer the Springmaid Beach Resort unless the transferee is approved by the Operator to assume the management agreement.
Pursuant to the management agreement the Operator will receive the following fees:

•
a base fee, which is a percentage of total operating revenue that starts at 2.5% and increases to 2.75% in the second year following the Brand Commencement Date and further increases in the third year following the Brand Commencement Date and thereafter to 3.0%;

•	a campground area management fee, which is 2% of any campground revenue;

•	an incentive fee, which is 15% of operating cash flow (after deduction for capital renewals reserve and Springmaid Property JV’s priority, which is 12% of Springmaid Property JV’s total investment);

•	an additional services fee in the amount reasonably determined by the Operator from time to time; and

•	commencing on the Brand Commencement Date, a brand services fee in the amount of 4% of total rooms revenue, and an other brand services fee in an amount determined by the Operator from time to time.
ITEM 2.03 CREATION OF A DIRECT OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET
ARRANGEMENT OF REGISTRANT
On December 30, 2014, in connection with the acquisition of the Springmaid Beach Resort, Springmaid Property JV, as borrower, and Springmaid Operations JV, as operating lessee, entered into a mortgage loan with Wells Fargo Bank, National Association (the “Lender”), an unaffiliated lender, for borrowings of up to $38.0 million, secured by the Springmaid Beach Resort (the “Springmaid Beach Resort Mortgage Loan”). At closing, $26.0 million of the loan was funded and the remaining $12.0 million was available for future disbursements to be used for renovation costs, subject to certain terms and conditions contained in the loan documents.
The Springmaid Beach Resort Mortgage Loan matures on December 30, 2017, with two one-year extension options, subject to certain terms and conditions contained in the loan documents. The Springmaid Beach Resort Mortgage Loan bears interest at a floating rate of 300 basis points over one-month LIBOR. The Company entered into an interest rate cap that effectively limits one-month LIBOR on $26.0 million of the outstanding loan balance at 3.00% effective December 29, 2014 through January 1, 2018. Monthly payments during the initial term are interest-only, with monthly payments during any extension period also including principal amortization payments of $60,000 per month. Prior to December 30, 2015, Springmaid Property JV has only limited rights to prepay the loan in whole subject to, in certain circumstances, a prepayment fee, and other terms and conditions as described in the loan documents. On or subsequent to December 30, 2015, Springmaid Property JV may prepay the loan, in whole or in part, without the payment of a prepayment fee. The loan documents require the Company to maintain a minimum working capital reserve in an amount sufficient to fund the working capital requirements of the Springmaid Beach Resort through the off-peak season, which amount shall be reduced by any amounts for working capital reserved by the Operator.  In addition, until the renovations are complete the loan documents impose a “cash trap” which restricts the use of accumulated cash from the Springmaid Beach Resort to the payment of working capital shortfalls, renovation expenditures and distributions required to satisfy the Company’s REIT requirements.

KBS SOR US Properties II LLC (“SOR US Properties II”), the Company’s wholly owned subsidiary, is providing a: (a) guaranty of the sum of $5,530,000 plus certain other sums described in the loan documents, which guaranteed amount shall decrease pursuant to the terms of the equity contribution guaranty executed by SOR US Properties II in favor of the Lender; (b) guaranty of Springmaid Property JV’s obligations to complete the renovations to the Springmaid Beach Resort, as described in the completion guaranty executed by SOR US Properties II in favor of the Lender; (c) limited guaranty of the Springmaid Beach Resort Mortgage Loan with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the Lender as a result of certain intentional actions committed by the Company, Springmaid Property JV, SOR US Properties II, and/or any affiliates of the Company, Springmaid Property JV, or SOR US Properties II in violation of the loan documents as well as Springmaid Property JV’s obligation to refund certain key money amounts to the Operator under the management agreement; and (d) guaranty of the principal balance and any interest or other sums outstanding under the Springmaid Beach Resort Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving Springmaid Property JV or Springmaid Operations JV.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the Springmaid Beach Resort described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before March 18, 2015, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: January 5, 2015	BY:	/s/ DAVID E. SNYDER
David E. Snyder
Chief Financial Officer, Treasurer and Secretary